Exhibit 10.52
PALLADIUM SALES AGREEMENT
     THIS PALLADIUM SALES AGREEMENT (this “Agreement”) is made and entered into this 17th day of December, 2010, to be effective as of January 1, 2011 (the “Effective Date”), by and between STILLWATER MINING COMPANY, a Delaware corporation, whose address is 1321 Discovery Drive, Billings, Montana 59102 (“SMC”), and GENERAL MOTORS LLC, a Delaware limited liability company, whose address is 100 Renaissance Center, Detroit, Michigan 48265-1000 (“GM”).
RECITAL
     GM and SMC are interested in entering into an agreement for the purchase and sale of palladium, to be effective as of the Effective Date.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SMC hereby agrees to sell and deliver and GM hereby agrees to purchase palladium of the quantity and quality hereinafter set forth, upon the following terms and conditions:
     Section 1. Definitions and Terminology. Unless the context indicates otherwise, capitalized terms used in this Agreement and not defined elsewhere in this Agreement shall have the meaning set forth in this Section 1.
          Business Day means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which U.S. national banking institutions are authorized or obligated by law or executive order to close.
          Contract Year means the 12 consecutive calendar months commencing with January of each calendar year.
          Delivery Date means the 24th day of each month during each Contract Year, or, if such day is not a Business Day, the next Business Day.
          Delivery Point means GM’s pool account at any one of Johnson Matthey USA, Heraeus USA or BASF USA, as designated by GM.
          London PM Fix Monthly Average means the average of the London PM Fix for Palladium for the Pricing Days within a given calendar month.
          London PM Fix means the London Platinum & Palladium Market (LPPM) Fixings published at 2:00 pm (London time) for Palladium as published on the LPPM website at www.lppm.org.uk.
          Metal means the Palladium to be sold under this Agreement.
          Ounce is a troy ounce equivalent to 31.1035 grams.

          Palladium means refined palladium in sponge form with .9995% minimum purity.
          Pricing Day means any day on which the London Platinum & Palladium Market publishes a 2:00 pm (London time) price for Palladium.
          Pricing Month means the month prior to the month of delivery during which pricing is determined pursuant to Section 4 of this Agreement.
     Section 2. Term. This Agreement shall have a term of three (3) years from January 1, 2011, through and including December 31, 2013. This Agreement is subject to earlier termination pursuant to Section 9 of this Agreement and extension pursuant to Section 14. Unless this Agreement is extended pursuant to Section 14 hereof, this Agreement will terminate on December 31, 2013 (except that the provisions of Sections 5, 8, 10, 11, 12, 15, 16, 18, 23, 25, 26, 27, 28 and 29 of this Agreement will survive such termination).
     Section 3. Quantity and Delivery. Beginning on January 24, 2011, SMC will sell and deliver Metal FOB Delivery Point, to be credited to GM’s pool account, and GM will purchase the following quantities of Palladium each month, which will be released from the Delivery Point on or before each Delivery Date:

Contract Year	Ounces per Year
2011

2012

2013
At least one month prior to each Delivery Date, GM will notify SMC in writing of the Delivery Point. If GM does not timely notify SMC of the Delivery Point, SMC shall deliver the Metal to the same Delivery Point(s) as the previous month.
     Section 4. Pricing. The price per Ounce to be paid to SMC by GM for the quantities of Palladium delivered pursuant to Section 3 above shall be the London PM Fix Monthly Average for Palladium for the Pricing Month               .
     Section 5. Payment Terms. Within five (5) Business Days after the end of each Pricing Month (i.e., the fifth Business Day of a month of delivery), SMC will notify GM in writing via facsimile as to the formula-based pricing computations set forth in Section 4 above for Metal to be delivered by SMC pursuant to this Agreement during the month. The first of such notices shall be due by January 7, 2011. GM will forward such payment amount for 100% of the quantities of Palladium by wire transfer to SMC (pursuant to written wire transfer instructions which will be provided by SMC) on or before the last Business Day of the month of delivery. Since January 2011 is the first month of delivery, the first payment shall be due on or before January 31, 2011. All payments will be made in U.S. Dollars. If GM does not agree with SMC’s formula-based pricing computations, GM shall timely notify SMC of the disagreement, and the parties shall seek resolution of such dispute as to the calculation of the payment amount prior to the payment due date.
Confidential treatment has been requested with respect to certain portions of this exhibit. Such
portions are marked with “        ” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission. 2

     Section 6. Suspension of Delivery for Failure to Pay. Ten days after receipt by GM of written notice from SMC to GM of GM’s failure to pay pursuant to the terms of Section 5 above, SMC may suspend delivery of Metal to GM until such time as payment has been received by SMC. This right shall not be deemed to be an exclusive right or remedy.
     Section 7. Risk of Loss; Title. Title and risk of loss for all Metal delivered hereunder shall pass to GM upon delivery to the Delivery Point.
     Section 8. Warranty. SMC warrants that the Metal supplied hereunder shall have a minimum purity of .9995%, that SMC will convey good title thereto, and that the Metal will be delivered free and clear of all liens and encumbrances created by SMC. In respect of Metal supplied by release from SMC’s pool account to GM’s pool account, the parties agree that such Metal shall be deemed to have a minimum purity of .9995%. OTHER THAN THOSE EXPRESSLY STATED IN THIS SECTION 8, THERE ARE NO REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESSED OR IMPLIED, OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SMC EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OR USE, NOTWITHSTANDING ANY COURSE OF PERFORMANCE, USAGE OF TRADE OR LACK THEREOF INCONSISTENT WITH THIS SECTION.SMC’S SOLE LIABILITY FOR BREACH OF WARRANTY SHALL BE LIMITED TO REPLACEMENT OF THE NONCONFORMING METAL.
     Section 9. Default and Termination. Either party shall be entitled to terminate this Agreement in the event of (i) the other party generally not paying its debts as such debts become due, or admitting in writing its inability to pay its debts generally or making a general assignment for the benefit of creditors, the appointment of a receiver for the other party or a substantial part of its assets, the filing by the other party of a voluntary petition in bankruptcy or any form of reorganization, or the filing of an involuntary petition in bankruptcy against the other party which is not dismissed with prejudice within 60 days of such filing, or the making of an assignment for the benefit of creditors of the other party; or (ii) a breach by the other party of any of the material terms or conditions of this Agreement, which breach is not cured within [ten (10)] days of notice of such breach by the non-breaching party. SMC shall be entitled to terminate this Agreement in the event GM does any of the following: (i) acquire, or agree, offer or propose to acquire, directly or indirectly, from SMC or any other person, any business or assets of, or securities issued by, SMC or any subsidiary of SMC, or any right, warrant or option to acquire any of the foregoing; (ii) propose to enter into, directly or indirectly, any merger or business combination involving SMC or any of its subsidiaries; (iii) make any proposal or request to SMC or any of its officers or directors relating, directly or indirectly, to any action referred to in clause (i) or (ii) of this paragraph or to any modification or waiver of any provision of this Section 9; (iv) make or participate in, directly or indirectly, any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) to vote or seek to advise or influence any person with respect to the voting of any voting securities of SMC or any of its subsidiaries; (v) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) with respect to any voting securities of SMC or any of its subsidiaries; (vi) act alone or in concert with others to seek to control or influence the management, Board of Directors or policies of SMC;
Confidential treatment has been requested with respect to certain portions of this exhibit. Such
portions are marked with “        ” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission. 3

(vii) advise, assist or enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing; or (viii) make any public statement or disclosure of any kind with respect to any matter addressed by this paragraph (unless required by law) or take any other action which might reasonably be expected to result in any such public disclosure.
     Section 10. Taxes and Assessments. GM shall be responsible for, and shall upon demand of SMC pay or reimburse SMC for, the payment of all taxes, duties, levies, and fees imposed by any governmental authority in any jurisdiction in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, any personal property taxes assessed with respect to the Metal by any governmental authority shall be the responsibility of and shall be paid by the party having title to the Metal at the time of assessment.
     Section 11. Claims. Claims as to shortage in quantity and deficiency in quality shall be made by written notice from GM to SMC within five (5) Business Days after the delivery in question, or else any such claims shall be deemed to have been waived. Except as set forth in Section 8 and this Section 11, all other claims by GM shall be made by written notice from GM to SMC within one (1) year after the delivery of the Metal in question, or else any such claims shall be deemed to have been waived.
     Section 12. Limitation of Liability. SMC shall not be liable for any prospective or speculative profits or special, indirect, consequential, punitive or exemplary damages, and SMC’s liability with respect to this Agreement or any action in connection herewith whether in contract, tort, or otherwise shall not exceed the price of that portion of the Metal on which liability is asserted.
     Section 13. Compliance with Laws. To the extent applicable, SMC agrees to comply in all material respects with all laws, ordinances, rules, codes, regulations and lawful orders of any federal, state or local governmental authority applicable to performance of this Agreement. SMC represents that neither it nor any of its subcontractors will utilize child, slave, prisoner, or any other form of forced or involuntary labor in the supply of Metals under this Agreement nor will it engage in any business practice that is in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or applicable similar laws. At GM’s request, SMC will certify in writing its compliance with the foregoing. SMC agrees to comply with all applicable anti-corruption laws, including the FCPA, and that neither it nor any of its subcontractors will directly or indirectly corruptly provide or offer to provide, anything of value to or for the benefit of, any official or employee of a governmental authority to obtain or retain any contract, business opportunity, or other benefit, or to influence any act or decision of that person in his/her official capacity.
     Section 14. Force Majeure.
          (a) Effect of Occurrence. In the event that either party is rendered unable, wholly or in part, by force majeure applying to it, to carry out its obligations under this Agreement, it is agreed that such obligations of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; provided that GM shall not be excused by any event of force majeure from
Confidential treatment has been requested with respect to certain portions of this exhibit. Such
portions are marked with “        ” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission. 4

making timely payments for Metal delivered prior to the effective date of the notice of force majeure. The parties agree that the various periods and terms provided for herein shall be extended for a period equivalent to such period of force majeure. For example, if there is an event of force majeure that renders SMC unable to deliver Metal for a period of three months, then the term of this Agreement would be extended by three months, and GM would purchase Metal on a monthly basis during such extension. The party claiming that an event of force majeure has occurred will promptly notify the other party of the commencement and termination of any event of force majeure. Prompt notice of force majeure (but in no event more than ten (10) days thereafter) shall be given by the party invoking it to the other party, setting out the nature and full details thereof, the extent of the interruption and the anticipated duration of the interruption.
          (b) Definition. The term “force majeure” as employed herein, shall mean causes beyond the reasonable control of a party, including, but not limited to, acts of God, explosions, fires, floods, breakdowns or damage to mine(s) or related equipment or facilities, failure of plant or equipment to operate according to plans or specifications, war or warlike hostilities, riots, strikes, labor disputes, lockouts, unavoidable accidents, uncontrollable delays in transportation, non-availability of any means of transportation, any state or federal laws, regulations or requirements (expressly including inability to obtain necessary governmental approvals, licenses or permits on reasonably acceptable terms), geological, technical, metallurgical, mining, construction or processing problems, non-availability of supplies, court orders, acts of military authority, acts or failures to act of federal, state or local agencies or regulatory bodies and inability to obtain timely refining of appropriate quantity of materials necessary to produce the required amounts of Metal; provided, however, that performance shall be resumed within a reasonable period of time after such cause has been removed; and provided further that neither party shall be required against its will to adjust any labor dispute or to question the validity of or to refrain from judicially testing the validity of any federal, state or local order, regulation or statute or to refrain from pursuing its legal or equitable remedies against any third party. Notwithstanding the foregoing, the parties agree that this Section 14 is not intended to provide relief from economic conditions such as, but not limited to, market situations that provide lower or higher prices than in effect under this Agreement.
     Section 15. Dispute Resolution. Except as otherwise provided in this Agreement, the parties hereby agree that any dispute, controversy or claim arising under this Agreement, or the breach thereof (a “Dispute”), shall first be subject to the informal dispute resolution procedures set forth in this Section 15. The party asserting the existence of a Dispute as to the interpretation of any provision of this Agreement or the performance by the other party of any of its obligations hereunder shall notify the other party in writing of the nature of the asserted Dispute. Within 10 Business Days of receipt of such notice, representatives from each party shall arrange and have a personal or telephone conference in which they attempt to resolve such Dispute. If those individuals are unable to resolve the Dispute within such time frame, either party may resort to mediation, arbitration, litigation, or some other dispute resolution procedure.
     Section 16. Representations and Warranties. SMC represents and warrants that it is a corporation duly incorporated and in good standing in the state of Delaware and that it is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement. GM represents and warrants that it is a limited liability
Confidential treatment has been requested with respect to certain portions of this exhibit. Such
portions are marked with “        ” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission. 5

company duly organized and in good standing in the state of Delaware and that it is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement. Each of the parties further represents and warrants as follows:
          (a) Performance. It has the power and authority necessary to enter into and perform this Agreement and all transactions contemplated herein and that all actions required to authorize it to enter into and perform this Agreement have been properly taken;
          (b) No Breach. It will not breach any other agreement or arrangement by entering into or performing this Agreement; and
          (c) Due Execution and Delivery. This Agreement has been duly executed and delivered by it and is valid and binding upon it and enforceable against it in accordance with its terms; provided, however, that no representation or warranty is made as to the remedy of specific performance or other equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby, and provided further that this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.
     Section 17. Notices. Any notice, election, report or other correspondence (collectively, “Notices”) required or permitted hereunder shall be in writing and (i) delivered personally to an officer of the party to whom directed; (ii) sent by registered or certified United States mail, postage prepaid, return receipt requested; (iii) sent by reputable overnight courier; or (iv) sent by facsimile transmission with confirmation of receipt. All such Notices shall be addressed to the party to whom directed as follows:

SMC:	Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102
Attn: Metals Marketing
Facsimile: (406) 373-8723
With a copy to: General Counsel
Facsimile: (406) 373-8723

GM:	General Motors LLC
777 Joslyn Avenue
Pontiac, Michigan 48340-2925
Attn: GM Global PGM Commodity Manager, Global Purchasing and Supply Chain
Facsimile: (248) 857-0064
With a copy to: Director, Non-Ferrous Materials, Global Purchasing and Supply Chain
Facsimile: (248) 857-0064
Either party may, from time to time, change its address for future Notices hereunder by Notice in accordance with this Section 17. All Notices shall be complete and deemed to have been given or made (i) when delivered personally to an officer of the party to whom delivered, (ii) within
Confidential treatment has been requested with respect to certain portions of this exhibit. Such
portions are marked with “        ” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission. 6

three (3) Business Days of when sent if sent via registered or certified United States mail; (iii) when sent if sent by reputable overnight courier, or (iv) when receipt is confirmed if sent by facsimile transmission.
     Section 18. Confidentiality; Publicity. Each party will treat the pricing discount provided in Section 4 as confidential and will not divulge such information to any third party other than its legal and financial advisors or except as required by law or regulation. Neither SMC nor GM will issue or approve an advertisement, promotional material, news release or other form of publicity concerning this Agreement or the transactions contemplated herein without the prior approval of the party as to the contents of such advertisement, promotional material, news release or publicity and the timing of its release, which approval cannot be unreasonably withheld.
     Section 19. Entire Agreement. This Agreement represents the complete agreement between the parties hereto and supersedes all prior or contemporaneous oral or written agreements of the parties to the extent they relate in any way to the subject matter hereof.
     Section 20. Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party shall be responsible only for its obligations as herein set out.
     Section 21. No Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.
     Section 22. Binding Effect; No Assignment. This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and may not be assigned by either party without the consent of the other party, which consent shall not be unreasonably withheld, except that the consent of the other party shall not be required for (i) any assignment by SMC to provide security in connection with any financing, or (ii) any merger, consolidation or other reorganization or transfer by operation of law, or by purchase of the business of or substantially all of the assets of one of the parties (a “Corporate Transaction”), provided that the party undergoing the Corporate Transaction shall have provided written notice to the other party regarding such Corporation Transaction and, in the case of SMC, such notice shall include a confirmation from SMC that there will be no changes to the fulfillment obligations under this Agreement.
     Section 23. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing by the parties hereto. The failure by either party to demand strict performance and compliance with any part of this Agreement during the term of this Agreement shall not be deemed to be a waiver of the
Confidential treatment has been requested with respect to certain portions of this exhibit. Such
portions are marked with “        ” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission. 7

rights of such party under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.
     Section 24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     Section 25. Governing Law. The parties to this Agreement are domiciled in two different states. In order to create greater certainty with respect to their legal rights and obligations under this Agreement, the parties desire to adopt as the substantive law of this Agreement the laws of the State of New York as though this Agreement were performed in full in the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     Section 26. Construction. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by SMC and GM.
     Section 27. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     Section 28. Attorneys’ Fees. In the event of any controversy, claim, or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys’ fees, and costs.
     Section 29. Further Documents. At the request of either party, the parties shall execute and deliver any further instruments, agreements, documents or other papers reasonably requested by that party to effect the purposes of this Agreement and the transactions contemplated hereby.
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Confidential treatment has been requested with respect to certain portions of this exhibit. Such
portions are marked with “        ” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission. 8

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

STILLWATER MINING COMPANY			GENERAL MOTORS LLC

By:	/s/ John Stark		By:	/s/ Sherry W. Bonadies
	Name:	John Stark		Name:	Sherry W. Bonadies
	Title:	Exec. Vice President		Title:	Global Commodity Manager, Purchasing
Confidential treatment has been requested with respect to certain portions of this exhibit. Such
portions are marked with “        ” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission. 9